This page being     PIP 5 Jennison Conservative Growth - Annual 7/31/13
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 1.


EXPENSES (Negative answers are allowed
For the period covered by this form

            on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ------------------------ $       0

   Z) Net investment income ------------------------- $      0

     AA) Realized capital gains ------------------ $      0

     BB) Realized capital losses ----------------- $      0

  CC) 1. Net unrealized appreciation during the period -- $      0

      2. Net unrealized depreciation during the period -- $      0

  DD) 1. Total income dividends for which record date
         passed during the period -------------------- $      0

2. Dividends for a second class of open-end
         company shares -------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period ------------ $       0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $ 0.043, $0.00
"      2. Dividends for a second class of open-end
          company shares ------------$ 0.00,$0.00
   B) Distribution of capital gains -------------$   0.00
   C) Other distributions ---------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 4.
   Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased --------- $        0
   P) Amounts owed to affiliated persons --------------------$        0
   Q) Senior long-term debt ---------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements --- $        0
                        2. Short sales --------------------- $        0
                        3. Written options ----------------- $        0
                        4. All other liabilities ----------- $        0

   S) Senior equity ----------------------------------------$        0
   T) Net assets of common shareholders --------------------$        0
   U) 1. Number of shares outstanding ----------------------$        0
      2. Number of shares outstanding of a second class of shares
         of open-end company -------------------------------$        0
  " V) 1. Net asset value per share(to nearest cent)$10.46,$9.38
 "   2. Net asset value per share of a second class of open-end company shares (to nearest cent) $9.38,$9.37
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -----------$   0.0000
   X) Total number of shareholder accounts ------------------$        0
   Y) Total value of assets in segregated accounts ----------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A 1&2 and 74V1&2 correctly, " the correct answers are as above.